SPECTRAFAX CORP.
                     --------------------------------------
             (exact name of registrant as specified in its charter)


     Delaware                                            59-2412164
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(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

        1752 Windsor Road, Suite 206               Loves Park, IL 61111
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                  (Address of principal executive offices)

Registrant's telephone number, including area code:           (815)637-7600
                                                              -------------

Item 5.  Other items.

Naples, FL. - March 29, 2002-SpectraFAX (OTC/BB:SRFX) The President of SpectraFax and the Chief Executive Officer of Tricomp have announced the successful closing of the share exchange transaction between SpectraFax Corporation and Tricomp, Inc. The merged entity will be known as Serefex Corporation and trade under the same symbol SRFX:OB. The share exchange was approved by the shareholders of SpectraFax Corporation at a special shareholder's meeting held on March 11, 2002.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release


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                                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SEREFEX CORPORATION

                                          formerly SPECTRAFAX CORPORATION
                                          /s/ DAVE MCKINNEY
                                          ------------------------
                                          Dave McKinney
                                          President

                                          Dated: April 11, 2002